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                                                                   Exhibit 10.9


                                            as of July 26, 1996

Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY  10022
  Attn:  James Connors II, Esq.

Ladies and Gentlemen:

         Reference is made to the Letter Agreement (the "Letter Agreement") dated as of April 5, 1996 between Universal Outdoors Holdings, Inc., a Delaware corporation ("Universal"), Universal Outdoor, Inc., a wholly owned subsidiary of Universal ("Outdoor"), and Kelso & Company, L.P., a Delaware limited partnership ("Kelso"). The parties hereto hereby agree, in consideration of the mutual agreements herein contained, that effective as of the date hereof, the agreements for Kelso to provide consulting and advisory services pursuant to the first paragraph of the Letter Agreement and for Outdoor to pay to Kelso an annual advisory fee of $150,000 pursuant to the second paragraph of the Letter Agreement are hereby terminated and of no further force and effect. Notwithstanding the foregoing sentence, the remaining provisions of the Letter Agreement, including without limitation, the indemnification provisions contained therein, shall remain in full force and effect.

         Universal and Outdoor hereby further agree to retain Kelso to provide consulting and advisory services to Universal in connection with an initial public offering of certain of Universal's equity securities. In consideration for providing the foregoing services, Outdoor will pay to Kelso a one-time fee of $650,000 in cash, which amount shall be paid on or prior to July 26, 1996. Outdoor will also reimburse Kelso promptly for Kelso's reasonable out-of-pocket costs and expenses incurred in connection with the performance of Kelso's duties hereunder.

         Universal and Outdoor will jointly and severally indemnify Kelso and its affiliates, and their respective officers, directors, employees, agents and control persons (as such term is used in the Securities Act of


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1933, as amended, and the rules and regulations thereunder) (together, the
"Kelso Indemnities") to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee's counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any services rendered by Kelso hereunder, PROVIDED, HOWEVER, there shall be excluded from such indemnification any such claim, loss or expense that is based upon any action or failure to act by Kelso that is found in a final judicial determination to constitute gross negligence or intentional misconduct on Kelso's part. Outdoor (and Universal, if necessary) will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by Universal and Outdoor pursuant to this Agreement. No Kelso Indemnitee shall be liable to Universal, Outdoor or their respective subsidiaries or affiliates for any error of judgment or mistake of law or for any loss incurred by the Universal, Outdoor or their subsidiaries or any of their respective affiliates in connection with the matters to which this agreement relates, except for any damages that are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Kelso Indemnitee.

         Universal's and Outdoor's obligations set forth in this Agreement shall survive the termination of Kelso's services pursuant to paragraph two.

         This agreement shall be governed by the laws of the State of New York.


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         If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

                                            Very truly yours,

                                            UNIVERSAL OUTDOOR HOLDINGS, INC.


                                            By:
                                               ----------------------------
                                               Name:
                                               Title:


                                            UNIVERSAL OUTDOOR, INC.


                                            By:
                                               ----------------------------
                                               Name:
                                               Title:


Accepted and agreed
as of July 26, 1996

KELSO & COMPANY, L.P.


By: Kelso & Companies, Inc.,
    its general partner


By:------------------------

   Name:
   Title: